Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

                We hereby consent to the inclusion in this Form 8-K/A-2 of our report dated June 14, 2000 relating to the consolidated financial statements of North Central Plastics, Inc. as of and for the year ended April 30, 2000.

/s/ LARSON, ALLEN, WEISHAIR & CO., LLP

Austin, Minnesota
October 19, 2001